Exhibit 99.1
Cavium Networks Signs Definitive Agreement to
Acquire MontaVista Software
Acquisition enables delivery of complete solutions for embedded device manufacturers and drives entry into high-growth embedded Linux software market, creating new revenue opportunities
Mountain View, Calif., November 10, 2009 — Cavium Networks (NASDAQ: CAVM), a leading provider of highly integrated semiconductor products that enable intelligent processing for networking, wireless, storage and video applications, today announced that it is has signed a definitive agreement to acquire MontaVista Software for $50 million, comprised of approximately $16 million in cash and approximately $34 million in Cavium Networks common stock. The deal is expected to close in December 2009. This acquisition will significantly increase Cavium’s software and services revenue, and is expected to be gross margin and non-GAAP earnings accretive in 2010 and beyond.
Today embedded Linux is fast becoming the operating system of choice for hundreds of millions of devices ranging from very large carrier grade equipment to consumer electronics. Traditionally embedded devices used a proprietary OS or commercial real-time operating system. However, there is a major trend towards using embedded Linux. This rapid adoption of Linux in embedded networking, wireless, consumer electronics, mobile devices and storage is driving the demand for a high quality, commercial grade embedded Linux along with support for multi-core processors and embedded virtualization.
MontaVista Software is a leader in multi-core embedded Linux operating systems, virtualization, development tools and professional services with a broad array of Tier-1 customers. As the first commercial embedded Linux vendor, MontaVista provides the industry’s leading Carrier Grade Linux that has been widely adopted by industry leading companies that include Alcatel-Lucent, Cisco, Ericsson, Fujitsu, NEC, Nokia-Siemens, NTT, Motorola, Samsung and many other Tier-1 vendors. MontaVista is also the innovation leader in the embedded Linux market segment with deployments in Tier-1 Consumer Electronics manufactures such as Sony, Samsung and Philips; MID and Mobile vendors such as NEC and Garmin; Industrial Automation vendors such as HP, Kyocera-Mita and Fuji Xerox and leading Automotive infotainment suppliers. One of MontaVista’s signature, high profile deployments includes Dell’s latest innovative enterprise notebook the Dell Latitude ON™ that uses MontaVista’s Montabello software platform.

“Software is becoming an increasingly important part of the total solution with the rapidly increasing adoption of multi-core processors,” said Syed Ali, President and CEO of Cavium Networks. “This acquisition will complement Cavium’s market leading processor portfolio with world-class software expertise and will enable us to deliver highly compelling and differentiated solutions to the market.”
“Embedded Linux is poised for rapid growth,” said Rusty Harris, President and CEO, MontaVista Software. “By becoming part of Cavium Networks, MontaVista can confidently continue to offer industry leading commercial grade embedded Linux, support and services to our customers and partners.”
After the acquisition, MontaVista Software will run as a separate operating unit and will retain the MontaVista brand name. In addition, Cavium Networks will continue the MontaVista business model and support embedded Linux on multiple architectures from multiple processor vendors. MontaVista will maintain its own dedicated and focused engineering, sales and product management staff. MontaVista’s customers and partners will see no change in customer facing field operations and the web-based support and product download sites will be maintained.
“MontaVista is a leader in embedded Linux support and is a key software partner in the ARM® ecosystem,” said Warren East, CEO, ARM. “We believe as part of Cavium Networks, an existing ARM Partner, MontaVista will continue to deliver innovative Linux solutions optimized for current and future energy-efficient ARM processors and the range of silicon platforms which are based on them. This strategy is closely aligned with ARM’s approach of enabling a broad ecosystem with the flexibility and choice needed to fuel differentiated market solutions across a range of application areas.”
“MontaVista and MIPS have been close partners since 2001,” said John Bourgoin, President and CEO of MIPS Technologies. “The combination of Cavium Networks and MontaVista is extremely promising for the continued availability of commercial and carrier grade Linux on the industry leading MIPS-based processors. We look forward to working together to enable the availability of MontaVista Linux on all licensed MIPS cores.”
Conference Call
Cavium Networks will broadcast a conference call today, November 10, at 2:00 p.m. Pacific time (5:00 p.m. Eastern time) to discuss more details regarding this acquisition. The conference call will be available via a live web cast on the investor relations section of the Cavium Networks website at http://www.caviumnetworks.com. Please access the website at least a few minutes prior to the start of the call in order to download and install any necessary audio software. An archived web cast replay of the call will be available on the web site for a limited period of time.

About Cavium Networks
Cavium Networks is a leading provider of highly integrated semiconductor products that enable intelligent processing in networking, communications, storage and security applications. Cavium Networks offers a broad portfolio of integrated, software compatible processors ranging in performance from 10 Mbps to 20 Gbps that enable secure, intelligent functionality in enterprise, data-center, broadband/consumer and access & service provider equipment. Cavium Networks processors are supported by ecosystem partners that provide operating systems, tool support, reference designs and other services. Cavium Networks principal offices are in Mountain View, CA with design team locations in California, Massachusetts and India. For more information, please visit: http://www.caviumnetworks.com.
About MontaVista Software
MontaVista Software, Inc. is a leader in embedded Linux commercialization,helping embedded developers get the most out of open source by adding commercial quality, integration, hardware enablement, expert support, and the resources of the MontaVista development community. Because MontaVista customers enjoy faster time to market, more competitive device functionality, and lower total cost, more devices have been deployed with MontaVista than with any other Linux. To learn more, please visit www.mvista.com
Linux is a registered trademark of Linus Torvalds in the United States and other countries. MontaVista is a registered trademark of MontaVista Software, Inc. All other names mentioned are trademarks, registered trademarks or service marks of their respective owners.
Cavium Networks Contact:
Angel Atondo
Marketing Manager
805 East Middlefield Road,
Mountain View, CA 94043
Telephone: (650) 623-7033
Email: angel.atondo@caviumnetworks.com
MontaVista Software Contact:
Dan Sorensen
Connect Public Relations
Telephone: (801) 373-7888
Email: dans@connectpr.com
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Forward-Looking Statements
This press release contains forward-looking statements regarding future events that involve risks and uncertainties. Words such as “will” and “expect” and similar expression are intended to identify forward-

looking statements. These forward-looking statements are based upon Cavium’s current expectations. Forward-looking statements involve risks and uncertainties, as well as assumptions that if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include but are not limited to, whether or not the acquisition becomes earnings accretive on a non-GAAP basis; the consummation of the acquisition; future software and services revenue recognition by MontaVista Software; technological advances; pricing pressures; general economic conditions; development of new products and technologies; whether Cavium is successful in marketing its products; the success of integrating MontaVista Software products with Cavium’s products and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Cavium’s business are set forth in the “Risk Factors” section of Cavium’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 3, 2009 and Cavium’s Form 10-K filed with the Securities and Exchange Commission on March 2, 2009. Cavium expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein.